UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008 (November 1, 2008)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Abba Even St. Ackerstein Tower C, 9th Floor P.O. Box 12215 Herzliya, Israel	46733
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On November 1, 2008, Erez I. Meltzer, 51, was appointed as Chief Executive Officer of Gadot Chemical Tankers and Terminals Ltd. (“Gadot”), a wholly-owned subsidiary of Ampal-American Israel Corporation (the “Company”). Mr. Meltzer also serves as a director and Executive Vice Chairman of Gadot. From 2006 to 2007, Mr. Meltzer was the CEO of Africa Israel Group, one of the largest operating holdings conglomerate in Israel with global business in real estate, construction & infrastructure, energy, industries and financial services. From 2002 to 2006, Mr. Meltzer was the President & CEO of Netafim Ltd., a leader in advanced irrigation based solutions and agro water technologies. From 1999 to 2001, Mr. Meltzer was the President and CEO of CreoScitex, a digital printing equipment company. Mr. Meltzer served as a colonel in the Israeli Defense Forces – Armored Corps. reserves. Mr. Meltzer is the Chairman of the Lowenstein Hospital Friends Association since 1999, and the honorary chairman of the Israeli Chapter of YPO (the Young Presidents Organization).

At this time, Mr. Meltzer has not entered into an employment agreement or other material plan, contract or arrangement with the Company or Gadot in connection with his appointment as Chief Executive Officer of Gadot.

(d)       On November 5, 2008, the board of directors of the Company (the “Board”) after the annual meeting of the Shareholders, in accordance with the authority granted to the Board in the Company’s Bylaws, voted to increase the size of the Board to ten members and elected Daniel Vaknin as a director to fill the newly-created vacancy. Mr. Vaknin will serve until the 2009 Annual Meeting of Shareholders and until his successor is duly appointed and qualified. Mr. Vaknin will serve on the Company’s Audit Committee.

Mr. Vaknin did not receive any compensation upon his appointment to the Board, but he is entitled to receive the compensation available to other independent directors of the Company for service on the Board and the Company’s Audit Committee. Mr. Vaknin is entitled to receive $2,000 for each Board meeting attended and $30,000 per year for serving as a member of the Audit Committee. As a director of the Company, Mr. Vaknin is eligible to receive option, equity and other awards under the Company’s 1998 Long-Term Incentive Plan and the Company’s 2000 Incentive Plan, as may be granted by the Company from time to time. At this time, the Company has not granted any option, equity or other awards to Mr. Vaknin.

In addition, at the annual meeting of the shareholders held on November 5, 2008, all of the nominees for director set forth in the Company’s Definitive Proxy Statement relating to such annual meeting, filed with the Securities and Exchange Commission on October 17, 2008, were elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: November 6, 2008	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

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